EXHIBIT 10.30
                             THIRD AMENDMENT TO
                             PURCHASE AGREEMENT

     THIS THIRD AMENDMENT TO PURCHASE AGREEMENT (the "Amendment"), is made this 9th day of March, 2001 by and between James Acridge, as Trustee of The Acridge Family Trust ("Seller"), and Giant Industries, Inc., an Delaware corporation ("Buyer").

                                 RECITALS
     A. Buyer and Seller entered into that certain Purchase Agreement dated January 26, 2001 (the "Purchase Agreement"), as amended by that certain First Amendment to Purchase Agreement dated February 12, 2001 (the "First Amendment") and that certain Second Amendment to Purchase Agreement dated March 1, 2001 (the "Second Amendment" and collectively with the Purchase Agreement and the First Amendment, the "Agreement") with respect to that certain real property described therein (the "Property").

     B. Buyer and Seller now wish to further amend the Agreement as hereinafter provided.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Deposit.

            (a) The Deposit is increased from $1,290,000 to $1,740,000. Seller acknowledges the receipt of the initial $1,290,000 of the Deposit. Immediately following the execution of this Amendment, Buyer shall pay the remaining $450,000 (the "$450,000 Deposit") of the Deposit to Seller, by wire transfer of immediately available funds or other means acceptable to Seller, direct and outside of Escrow. The cash payable at the Closing shall be reduced by the increase in the Deposit.

            (b) Seller's obligation to repay the $450,000 Deposit paid by Buyer shall be secured by the collateral described in the Pledge and Security Agreement, dated as of March 10, 2000, by and among James E. Acridge and Pinnacle Rodeo, L.L.C., an Arizona limited liability company, as pledgor, and Buyer, as pledgee. Notwithstanding the provisions of this Section, the Deed of Trust with respect to the Property as described in Section 2.3(a) of the Agreement shall remain in full force and effect and shall continue to secure the obligation of Seller to repay the entire Deposit, including the $450,000 Deposit.

            (c) In the event the transactions contemplated under the Agreement are consummated and the Deposit, along with the indebtedness secured by the first deed of trust covering the Property, exceeds the Sales Price (the "Surplus Payment"), such Surplus Payment shall be immediately repaid to Buyer.

     2. Loan Payment. Section 2.3(b) of the Agreement is amended in its entirety to read as follows:

            "(b)     Loan Payment.  At the Closing, Buyer shall apply all
amounts necessary to repay all accrued interest that shall become due and payable as of the Closing (the "Loan Payment") under that certain Amended and Restated Loan Agreement, dated March 20, 2000, between Acridge and Buyer, as amended (the "Loan Agreement"). Seller hereby directs Buyer to apply the Loan Payment to the amounts payable by Acridge as set forth in the preceding sentence."

     3. Option. The fifth sentence of Section 3 of the First Amendment is amended in its entirety to read as follows:

            "If Seller exercises the Option, an escrow shall be established with Escrow Agent."

     4. Legal Counsel and Advisors. Seller acknowledges that it has been given an opportunity to consult with legal counsel and other advisors prior to the execution of the Agreement and this Amendment.

     5. Definitions. Except as otherwise provided herein, the defined terms shall have the meanings set forth in the Agreement.

     6. Full Force and Effect. Except as amended hereby the Agreement shall remain in full force and effect.

     7. Counterparts. This Amendment may be executed via facsimile in any number of counterparts, each of which shall be an original, but all which shall constitute one and the same Amendment.

     IN WITNESS WHEREOF this Amendment has been executed as of the date first written above.

                             SELLER:

                             /s/ JAMES E. ACRIDGE
                             -------------------------------------
                             JAMES ACRIDGE, AS TRUSTEE OF THE
                             ACRIDGE FAMILY TRUST


                             BUYER:

                             GIANT INDUSTRIES, INC.

                             By   /s/ MARK B. COX
                               -----------------------------------
                             Its  VP TREASURER
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